

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary  financial  information  extracted from the audited financial statements at December 31, 1998 which are included in the
     Registrant's  Form 10-K and is  qualified  in its  entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0001052196
<NAME>                        DSET Corporation
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   12-mos
<FISCAL-YEAR-END>                              DEC-31-1998
<PERIOD-START>                                 JAN-01-1998
<PERIOD-END>                                   DEC-31-1998
<EXCHANGE-RATE>                                1
<CASH>                                         1,159
<SECURITIES>                                   43,864
<RECEIVABLES>                                  9,284
<ALLOWANCES>                                   (176)
<INVENTORY>                                    0
<CURRENT-ASSETS>                               54,583
<PP&E>                                         3,081
<DEPRECIATION>                                 (1,489)
<TOTAL-ASSETS>                                 56,854
<CURRENT-LIABILITIES>                          5,545
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       41,912
<OTHER-SE>                                     9,277
<TOTAL-LIABILITY-AND-EQUITY>                   56,854
<SALES>                                        29,290
<TOTAL-REVENUES>                               29,290
<CGS>                                          5,467
<TOTAL-COSTS>                                  18,138
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             12
<INCOME-PRETAX>                                7,355
<INCOME-TAX>                                   2,561
<INCOME-CONTINUING>                            4,794
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   4,794
<EPS-PRIMARY>                                  .53 <F1>
<EPS-DILUTED>                                  .43 <F2>

<F1>      This amount represents Basic Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."

<F2>      This amount  represents  Diluted Earnings per Share in accordance with the requirements of Statement of Financial Accounting Standards No. 128 - "Earnings per Share."

